As filed with the Securities and Exchange Commission on January 6, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEVITT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	11-3675068

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304
(954) 760-5200
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Levitt Corporation 2003 Stock Incentive Plan

(Full Title of Plan)

Alan B. Levan
Levitt Corporation
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304
(Name and Address, Including Zip Code, of Agent for Service)

(954) 760-5200
(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Alison W. Miller, Esq.
Stearns Weaver Miller Weissler
Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130

Calculation of Registration Fee

		Proposed	Proposed
	Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee(2)

Class A Common Stock, $0.01 per share par value	1,500,000	$21.03	$31,545,000	$2,551.99

(1)	Pursuant to Rule 416 this Registration Statement shall also cover any additional shares of Class A Common Stock which may become issuable under the Levitt Corporation 2003 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on January 2, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Levitt Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by this reference:

(1)	Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed with the Commission on September 26, 2003.

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the Commission on November 14, 2003.

(3)	The Company’s Current Report on Form 8-K, filed with the Commission on December 5, 2003.

(4)	The description of the Company’s Class A Common Stock, $0.01 par value per share, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on December 12, 2003.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 607.0850 of the Florida Business Corporation Act allows, and the Bylaws of the Company provide, for indemnification of each of the Company’s directors and officers against claims, liabilities, amounts paid in settlement and expenses if such director or officer is or was a party to any proceeding by reason of the fact that such person is or was a director or officer of the corporation or is or was serving as a director or officer of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of directors, officers, employees or agents which covers alleged or actual error or omission, misstatement, misleading misstatement, neglect or breach of fiduciary duty while acting solely as a director or officer of the Company, which acts may also include liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed herewith:

Exhibit Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers, LLP.

23.3	Consent of Ernst & Young LLP.

23.4	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on the 31st day of December, 2003.

LEVITT CORPORATION

By: /s/ Alan B. Levan

Alan B. Levan Chairman of the Board of Directors and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Levan and Glen R. Gilbert, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan B. Levan Alan B. Levan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 31, 2003

/s/ John E. Abdo John E. Abdo	Vice-Chairman of the Board and President	December 31, 2003

/s/ Glen R. Gilbert Glen R. Gilbert	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 31, 2003

/s/ James Blosser James Blosser	Director	December 19, 2003

/s/ William F. Scherer William F. Scherer	Director	December 22, 2003

Darwin C. Dornbush	Director

/s/ S. Lawrence Kahn, III S. Lawrence Kahn, III	Director	December 29, 2003

/s/ William R. NIcholson William R. Nicholson	Director	December 19, 2003

/s/ Joel A. Levy Joel A. Levy	Director	December 31, 2003

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers, LLP.

23.3	Consent of Ernst & Young LLP

23.4	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).